UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 31, 2013

BREEDIT CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Progaming Platforms Corp.
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On each of November 10, 2013 and December 31, 2013, Mr. Itschak Shrem purchased 1,000,000 restricted shares of common stock of BreedIT Corp, f/k/a Progaming Platforms Corp. (the "Registrant") or a total of 2,000,000 shares for total consideration of $100,000 or a price of $0.05 per share. On the latter date, Mr. Shrem was appointed as Chairman of the board of directors of the Registrant, as disclosed in Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2013, the Registrant's board of directors appointed Mr. Itschak Shrem, age 66, as Chairman. Mr. Shrem, is an entrepreneur with over twenty-five years of professional business experience in the fields of investment banking , venture capital, finance, insurance and technology, among others, involving both public and private entities.

From 1995 to the present, Mr. Shrem has served as Managing Director of Yaad Consulting 1995 Ltd., which was organized in 1995 and provides business development, marketing and investment banking services to a wide variety of Israeli companies. Mr. Shrem has held several positions with S R Accord Ltd. (formerly, The Shrem Fudim Group Ltd):  from April 1991 until December 1999, Mr. Shrem served as Vice Chairman; from December 1999 until June 2013 Mr. Shrem served as a chairman of the board; and from June 2013 to present, he as served as a member of the board of directors. S R Accord was founded by Mr. Shrem in 1991, is listed on the Tel-Aviv Stock Exchange ("TASE") and is engaged in investment banking in Israel. From 1991 to 2010, Mr. Shrem served as the Chairman of Leader Holdings and Investments Ltd. and Polar Communications Ltd., both TASE-listed companies engaged in investment banking and venture capital, the latter of which specializes in the media and telecommunications industries. From 2007 until 2012, Mr. Shrem served as a director of Retalix, (NASDAQ:RTLX). In 1993, Mr. Shrem founded Pitango Venture Capital Fund, which has investments in over 120 companies, principally in the technology industry and presently has approximately $1.5 billion under management. Mr. Shrem presently holds positions as partner in the GP of Pitango I, II and III. Since October 2010, Mr. Shrem has served as an independent director of Eden Springs Ltd, TASE-listed company and a leading Israeli mineral water company with operations, through a subsidiary, in 16 countries throughout Europe. Mr. Shrem spent over 15 years with Clal Israel Ltd, serving in various capacities including Chief Operating Officer, responsible for Clal's capital markets and insurance businesses until March, 1991. Mr. Shrem holds a B.A. in Economics from Bar-Ilan University, Israel, and an M.B.A. from Tel-Aviv University, Israel.

Mr. Erez Zino, formerly our Chairman, will continue to serve on the Registrant's board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BreedIT Corp.

	By:	/s/ Erez Zino
	Name:	Erez Zino
	Title:	Chief Executive Officer
Date: January 6, 2014